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                                                                       EXHIBIT 5

                    [Stinson, Mag & Fizzell, P.C. Letterhead]


                                September 20, 2001

Board of Directors
North Fork Bancorporation, Inc.
275 Broadhollow Road
Melville, New York  11747

                                        Re:   Registration Statement on Form S-8
                                              Key Employee Stock Plan
Gentlemen:

         We have served as counsel to North Fork Bancorporation, Inc., Melville, New York (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, registering the distribution of up to Two Hundred Fifty Three Thousand (253,000) shares of common stock of the Company, par value $0.01 per share (the "Shares"), through the North Fork Bancorporation, Inc. Key Employee Stock Plan (the "Plan").

         In rendering the opinions contained herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  2. All Shares distributed through the Plan, if any, that are authorized but unissued shares of the Company immediately prior to such distribution, if distributed in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing of copies of this opinion letter as an exhibit to the Registration Statement as filed with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the distribution of Shares pursuant to the Plan.

                                                Very truly yours,

                                                /s/ Stinson, Mag & Fizzell, P.C.
                                                --------------------------------
                                                STINSON, MAG & FIZZELL, P.C.